As filed with the Securities and Exchange Commission on September 2, 2005

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-8

REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

ADVANCED LIFE SCIENCES HOLDINGS, INC.

(Exact Name of registrant as specified in its charter)

Delaware	30-0296543
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

1440 Davey Road Woodridge, Illinois	60517
(Address of Principal Executive Offices)	(Zip Code)

Advanced Life Sciences Holdings, Inc. 1999 Stock Incentive Plan

Advanced Life Sciences Holdings, Inc. 2005 Stock Incentive Plan

(Full titles of the plans)

Michael T. Flavin, Ph.D.

Chairman and Chief Executive Officer

Advanced Life Sciences Holdings, Inc.

1440 Davey Road

Woodridge, Illinois 60517

(Name and address of agent for service)

(630) 739-6744

(Telephone number, including area code, of agent for service)

copy to:

R. Cabell Morris, Jr.

Winston & Strawn LLP

35 West Wacker Drive

Chicago, Illinois 60601

(312) 558-5600

CALCULATION OF REGISTRATION FEE

Title of securities to be registered	Amount to be registered(1)	Proposed maximum offering price per share	Proposed maximum aggregate offering price	Amount of registration fee
Common Stock, $0.01 par value per share	2,072,455 shares	$4.96(2)	$10,279,377(2)	$1,210
Common Stock, $0.01 par value per share	686,837 shares	$0.93(3)	$638,758(3)	$75

(1)                                  In accordance with Rule 416(a) under the Securities Act of 1933, as amended (the “Securities Act”), this registration statement shall be deemed to cover any additional shares of common stock, $0.01 par value per share, which may be issued pursuant to the Advanced Life Sciences Holdings, Inc. 1999 Stock Incentive Plan or the Advanced Life Sciences Holdings, Inc. 2005 Stock Incentive Plan to prevent dilution from stock splits, stock dividends or similar transactions.

(2)                                  Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(c) and Rule 457(h) under the Securities Act on the basis of, with respect to 43,724 shares subject to outstanding options to purchase the Registrant’s Common Stock under the Advanced Life Sciences Holdings, Inc. 2005 Stock Incentive Plan, the weighted average exercise price of $5.00 per share, and with respect to 2,028,731 shares for which the exercise price is not known, $4.96 per share, which is the average of the high and low prices of the Registrant’s Common Stock on the Nasdaq National Market as of August 30, 2005.

(3)                                  Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(h) under the Securities Act based on the weighted average exercise price (rounded to the nearest cent) for such outstanding options under the Advanced Life Sciences Holdings, Inc. 1999 Stock Incentive Plan.

PART I

INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

We shall send or give to each participant in the Advanced Life Sciences Holdings, Inc. 1999 Stock Incentive Plan and the Advanced Life Sciences Holdings, Inc. 2005 Stock Incentive Plan the document(s) containing the information specified in Part I of Form S-8 as specified by Rule 428(b)(1) of the Securities Act of 1933, as amended (the “Securities Act”).  In accordance with the rules and regulations of the Securities and Exchange Commission (the “Commission”), such documents are not being filed with or included in this Registration Statement. These documents, and the documents incorporated by reference into this Registration Statement pursuant to Item 3 of Part II of this Registration Statement taken together, constitute a prospectus that meets the requirements of Section 10(a) of the Securities Act.

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.  Incorporation of Documents by Reference.

The following documents filed by Advanced Life Sciences Holdings, Inc., a Delaware corporation (“ALS”), with the Commission are incorporated by reference in this Registration Statement:

(a)                                  ALS’s Prospectus filed pursuant to Rule 424(b) under the Securities Act relating to ALS’s Registration Statement on Form S-1, as amended (Registration No. 333-124396);

(b)                                 ALS’s Current Reports on Form 8-K filed with the Commission on August 12, 2005 and September 1, 2005; and

(c)                                  The description of ALS’s common stock, $0.01 par value per share, contained in ALS’s Registration Statement on Form 8-A filed with the Commission on July 15, 2005 pursuant to Section 12(g) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), including any subsequent amendment or any report filed for the purpose of updating such description.

All documents filed by ALS pursuant to Section 13(a), 13(c), 14, or 15(d) of the Exchange Act, prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference herein and to be a part hereof from the date of filing of such documents.  Any statement contained herein or in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement.  Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

Item 4.  Description of Securities.

Not Applicable.

Item 5.  Interests of Named Experts and Counsel.

Not Applicable.

Item 6.  Indemnification of Directors and Officers.

Subsection (a) of Section 145 of the Delaware General Corporation Law, or DGCL, provides that a corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the corporation) by reason of the fact that he is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with such action, suit or proceeding if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful.  Section 145 further provides that a corporation similarly may indemnify any such person serving in any such capacity who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the corporation to procure a judgment in its favor, against expenses (including attorneys’ fees) actually and reasonably incurred in connection with the defense or settlement of such action or suit if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation and except that no indemnification shall be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable to the corporation unless and only to the extent that the Delaware Court of Chancery or such other court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all of the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which the Court of Chancery or such other court shall deem proper.

Our amended and restated certificate of incorporation and by-laws provide that indemnification shall be to the fullest extent permitted by the DGCL for all current or former directors or officers of ALS.  As permitted by the DGCL, our amended and restated certificate of incorporation provides that directors of ALS shall have no personal liability to ALS or its stockholders for monetary damages for breach of fiduciary duty as a director, except (i) for any breach of a director’s duty of loyalty to ALS or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or knowing violations of law, (iii) under Section 174 of the DGCL or (iv) for any transaction in which a director derives an improper personal benefit.

We have entered, and intend to continue to enter, into separate indemnification agreements with our directors and executive officers, in addition to the indemnification provided for in our amended and restated certificate of incorporation and our bylaws.  These agreements, among other things, provide that we will indemnify our directors and executive officers for certain expenses, including attorneys’ fees, judgments, fines and settlement amounts incurred by a director or executive officer in any action or proceeding arising out of their services as one of our directors or executive officers, or any of our subsidiaries or any other company or enterprise to which the person provides services at our request.  We have also obtained insurance which insures our directors and officers against specified losses and which insures us against specific obligations to indemnify our directors and officers.

Item 7.  Exemption from Registration Claimed.

Not Applicable.

Item 8.  Exhibits.

Exhibit No.	Description
4.1

Amended and Restated Certificate of Incorporation of Advanced Life Sciences Holdings, Inc., incorporated by reference to Exhibit 3.1 to the Registrant’s Registration Statement on Form S-1, file number 333-124396.

4.2	By-laws of Advanced Life Sciences Holdings, Inc., incorporated by reference to Exhibit 3.3 to the Registrant’s Registration Statement on Form S-1, file number 333-124396.

4.3	Specimen Common Stock Certificate, incorporated by reference to Exhibit 4.1 to the Registrant’s Registration Statement on Form S-1, file number 333-124396.

4.4

Stock Incentive Plan Assignment, Assumption and Amendment Agreement, dated December 13, 2004, by and between Advanced Life Sciences, Inc. and Advanced Life Sciences Holdings, Inc., together with Advanced Life Sciences Holdings, Inc. 1999 Stock Incentive Plan, incorporated by reference to Exhibit 10.1 to the Registrant’s Registration Statement on Form S-1, file number 333-124396.

4.5	Advanced Life Sciences Holdings, Inc. 2005 Stock Incentive Plan, incorporated by reference to Exhibit 10.19 to the Registrant’s Registration Statement on Form S-1, file number 333-124396.

5.1	Opinion of Winston & Strawn LLP.

23.1	Consent of Winston & Strawn LLP (included in opinion filed as Exhibit 5.1).

23.2	Consent of Deloitte & Touche LLP.

24.1	Powers of Attorney (included on signature page).

Item 9.  Undertakings.

ALS hereby undertakes:

(a)(1)                    To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

(i)                                     To include any prospectus required by Section 10(a)(3) of the Securities Act;

(ii)                                  To reflect in the prospectus any facts or events arising after the effective date of the Registration Statement which, individually, or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement.  Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar volume of the securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective Registration Statement;

(iii)                               To include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement.

Provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) of this section do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by ALS pursuant to Section 13 or Section 15(d) of the Exchange Act.

(a)(2)                    That, for the purpose of determining any liability under the Securities Act, each post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(a)(3)                    To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of this offering.

(b)                                 ALS hereby undertakes that, for purpose of determining any liability under the Securities Act,  each filing of ALS’s annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c)                                  Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of ALS pursuant to the foregoing provisions, or otherwise, ALS has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable.  In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of ALS in the successful defense of any such action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, ALS will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets are requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Chicago, State of Illinois, on the 2nd day of September, 2005.

ADVANCED LIFE SCIENCES HOLDINGS, INC.

By:	/s/ Michael T. Flavin
Name:	Michael T. Flavin
Title:	Chairman and Chief Executive Officer

POWER OF ATTORNEY

KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below hereby constitutes and appoints Michael T. Flavin and John L. Flavin, or either one of them, his or her true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him or her and in his or her name, place, and stead, in any and all capacities, to sign any and all amendments to the Registration Statement, including post-effective amendments, and to file the same, with all exhibits hereto, and other documents in connection therewith, with the Securities and Exchange Commission, and does hereby grant unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, or their or his substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, as amended, this registration statement has been signed below by the following persons, in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Michael T. Flavin	Chairman and Chief Executive Officer	September 2, 2005
Michael T. Flavin	(Principal Executive Officer)

/s/ John L. Flavin	President and Director	September 2, 2005
John L. Flavin

/s/ R. Richard Wieland II	Executive Vice President and Chief	September 2, 2005
R. Richard Wieland II	Financial Officer (Principal Financial and Accounting Officer)

/s/ Terry W. Osborn	Director	September 2, 2005
Terry W. Osborn

/s/ Israel Rubinstein	Director	September 2, 2005
Israel Rubinstein

/s/ Rosalie Sagraves	Director	September 2, 2005
Rosalie Sagraves

/s/ Thomas V. Thornton	Director	September 2, 2005
Thomas V. Thornton

INDEX TO EXHIBITS TO REGISTRATION STATEMENT ON FORM S-8

Exhibit Number	Description of Document
4.1

Amended and Restated Certificate of Incorporation of Advanced Life Sciences Holdings, Inc., incorporated by reference to Exhibit 3.1 to the Registrant’s Registration Statement on Form S-1, file number 333-124396.

4.2	By-laws of Advanced Life Sciences Holdings, Inc., incorporated by reference to Exhibit 3.3 to the Registrant’s Registration Statement on Form S-1, file number 333-124396.

4.3	Specimen Common Stock Certificate, incorporated by reference to Exhibit 4.1 to the Registrant’s Registration Statement on Form S-1, file number 333-124396.

4.4

Stock Incentive Plan Assignment, Assumption and Amendment Agreement, dated December 13, 2004, by and between Advanced Life Sciences, Inc. and Advanced Life Sciences Holdings, Inc., together with Advanced Life Sciences Holdings, Inc. 1999 Stock Incentive Plan, incorporated by reference to Exhibit 10.1 to the Registrant’s Registration Statement on Form S-1, file number 333-124396.

4.5	Advanced Life Sciences Holdings, Inc. 2005 Stock Incentive Plan, incorporated by reference to Exhibit 10.19 to the Registrant’s Registration Statement on Form S-1, file number 333-124396.

5.1	Opinion of Winston & Strawn LLP.

23.1	Consent of Winston & Strawn LLP (included in opinion filed as Exhibit 5.1).

23.2	Consent of Deloitte & Touche LLP.

24.1	Powers of Attorney (included on signature page).